UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021 (May 18, 2021)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On May 18, 2021, Singlepoint Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Gregory Lambrecht. Pursuant to the Separation Agreement Mr. Lambrecht resigned as an officer and director of the Company and agreed to terminate his employment agreement with the Company. The Company agreed to pay Mr. Lambrecht $764,480.00 due in unpaid accrued compensation (the “Accrued Compensation”) and $606,371.63 in indebtedness plus accrued interest through the date of the Agreement (the “Accrued Debt”) as follows: (i) the Company agreed to issue Mr. Lambrecht 362,987 shares of Common Stock (with standard restrictive legend) valued at $0.75 per share, equaling $272,240.00 (the “Shares”), (ii) the Company agreed to pay Mr. Lambrecht $250,000.00 within two business days of the date of the Separation Agreement, and (iii) the remaining amount of Accrued Debt of $848,612.00 will be satisfied through the issuance by the Company of a promissory note (the “Note”). The Note provides for ten percent (10%) per annum interest commencing as of August 1, 2021. The monthly payment amount of principal and interest shall be $21,522.98, with the first payment of $21,522.98 due September 1, 2021, and a final payment amount of $21,523.20 due on August 1, 2025.

The foregoing summary is a summary description of the material terms of the Separation Agreement and Note, and qualified in their entirety, by the Separation Agreement and Note annexed hereto as an Exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

The discussion in Item 1.01 is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 101 above, Gregory Lambrecht resigned as an officer and director of the Company on May 18, 2021. On May 19, 2021 the Board of Directors of the Company appointed William Ralston (President and Director) as Chief Executive Officer of the Company, and appointed Corey Lambrecht (Chief Financial Officer) as a Director.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

Exhibit	Description
10.1	Separation Agreement and General Release between Singlepoint Inc. and Gregory Lambrecht dated May 18, 2021 (including Promissory Note dated May 18, 2021).

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: May 20, 2021	By:	/s/ William Ralston
William Ralston
Chief Executive Officer, President

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